As filed with the Securities and Exchange Commission on November 18, 1999
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             DETECTION SYSTEMS, INC.
             (exact name of registrant as specified in its charter)

              NEW YORK                                 16-0958589

--------------------------------------        ----------------------------
    (State or other jurisdiction                    (I.R.S. Employer
  of incorporation or organization)                Identification No.)

                130 PERINTON  PARKWAY,  FAIRPORT,  NEW  YORK  14450
                    (Address of Principal Executive Offices)

                             DETECTION SYSTEMS, INC.
                             1997 STOCK OPTION PLAN
                            (Full title of the Plan)
          ---------------------------------------------------------
                          Karl H. Kostusiak, President
                             Detection Systems, Inc.
                              130 Perinton Parkway
                            Fairport, New York 14450
                                  716-223-4060
          ---------------------------------------------------------
                   (Name, address, including zip code, and
         telephone number, including area code, of agent for service)

                                    Copy to:
                              Justin P. Doyle, Esq.
                                Nixon Peabody LLP
                          Clinton Square, P.O. Box 1051
                            Rochester, New York 14604
                                  716-263-1000

                         CALCULATION OF REGISTRATION FEE

               Proposed                          Proposed             Amount of
Securities to  Amount to be   Maximum Offering   Maximum Aggregate  Registration
be registered  registered     price per share*   offering price*        fee

Common Stock
$.05 par value
and associated
options         250,000        $9.688              $2,421,875          $673.28
---------------
*Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low trade prices for the registrant's Common Stock on The Nasdaq Stock Market on November 16, 1999.

                                Explanatory Note

      Detection Systems, Inc. (the "Company") filed a Registration Statement on Form S-8 on August 14, 1998 (Reg. No. 333-61825) (the "Prior Registration Statement"). On August 20, 1999, the Company's shareholders authorized an amendment to the Company's 1997 Stock Option Plan ("the Plan") to increase the shares authorized for options under the Plan from 250,000 to 500,000 shares. This Form S-8 (the "Registration Statement") registers the additional 250,000 shares authorized for options under the Plan.

      The contents of the Prior Registration Statement are incorporated herein by reference.

                                     Part II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 8.    Exhibits.

   EXHIBIT
   NUMBER    DESCRIPTION                           LOCATION
   -------   -------------                         ----------
   4(a)      Certificate of Incorporation          Incorporated by reference
             of Detection Systems, Inc.,           to Exhibit 3(a) of the
             as amended                            Registrant's Quarterly Report
                                                   on form 10-Q for the  quarter
                                                   ended 9/30/99.

   4(b)      By-laws of Detection Systems, Inc.,   Incorporated by reference
             as amended                            to Exhibit 3(b) of the
                                                   Registrant's 1997 Annual
                                                   Report on Form 10-K

   4(c)      Detection Systems, Inc.               Filed herewith
               1997 Stock Option Plan, as amended

   5         Opinion of Nixon Peabody LLP          Filed herewith

   23(a)     Consent of PricewaterhouseCoopers LLP Filed herewith

   23(b)     Consent of Nixon Peabody LLP          Included in Exhibit 5

   24        Power of Attorney                     Included on signature page

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Perinton, State of New York, on November 18, 1999.

                                   DETECTION SYSTEMS, INC.

                                   /s/ Karl H. Kostusiak
                                   Karl H. Kostusiak
                                   Chairman, Chief Executive Officer & President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Karl H. Kostusiak and Frank J. Ryan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Karl H. Kostusiak       Chairman, CEO, President and Director       11/18/99
Karl H. Kostusiak              (Principal Executive Officer)

/s/ Frank J. Ryan           Vice President and Secretary/Treasurer      11/16/99
Frank J. Ryan                  (Principal Financial Officer)

/s/ Christopher P. Gerace   Vice President and Chief Accounting Officer 11/18/99
Christopher P. Gerace          (Principal Accounting Officer)

/s/ Donald R. Adair         Director                                    11/16/99
Donald R. Adair

/s/ Mortimer B. Fuller, III Director                                    11/16/99
Mortimer B. Fuller, III

/s/ David B. Lederer        Director                                    11/17/99
David B. Lederer

/s/ Edward C. McIrvine      Director                                    11/16/99
Edward C. McIrvine